Exhibit 4.1

CENTENE CORPORATION

DEBT SECURITIES INDENTURE

Dated as of October 7, 2020

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

This INDENTURE dated as of October 7, 2020, is by and between Centene Corporation (the “Company”), a Delaware corporation and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

WHEREAS, all things and acts necessary to make this Indenture the legal, valid and binding obligation of the Company have been done.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture, as follows:

ARTICLE 1

 DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01        Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Authorized Newspaper” means The New York Times or The Wall Street Journal (national edition). If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Bearer” means anyone in possession from time to time of a Bearer Note.

“Bearer Global Note” or “Bearer Global Notes” means a Bearer Note or Notes, as the case may be, in the form established pursuant to Section 2.02 evidencing all or part of a Series of Bearer Notes, deposited with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System and/or Clearstream Banking, société anonyme, Luxembourg.

“Bearer Note” means any Note, including any interest coupon appertaining thereto, that does not provide for the identification of the Holder thereof.

“Board of Directors” means:

(1)          with respect to a corporation, the board of directors of the corporation;

(2)          with respect to a partnership, the board of directors of the general partner of the partnership;

(3)          with respect to a limited liability company, the managing member or members, any controlling committee of managing members or other governing body thereof; and

(4)          with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture hereto for a particular Series, any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.  For the avoidance of doubt, Capital Lease Obligations shall not include any former operating leases which became capital leases solely as a result of changes in lease accounting under GAAP subsequent to February 11, 2016.

“Capital Stock” means:

(1)          in the case of a corporation, corporate stock;

(2)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)          in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)         any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Centene Forsyth Project” means the development and construction of an office building complex project by the Centene Forsyth Subsidiary to be located at 7676 of Forsyth Boulevard in Clayton, Missouri.

“Centene Forsyth Subsidiary” means the wholly-owned Subsidiary of the Company named Centene Center I LLC, a Delaware limited liability company.

“Centene Plaza Phase II Project” means the development and construction of an office building complex project by the Centene Plaza Phase II Subsidiary.

“Centene Plaza Phase II Subsidiary” means the wholly-owned subsidiary of the Company that will be the initial developer of the Centene Plaza Phase II Project.

“Centene Plaza Project” means the development and construction of an office building complex project by the Centene Plaza Subsidiary to be used as the Company’s headquarters and located at the 7700 block of Forsyth Boulevard in Clayton, Missouri.

“Centene Plaza Subsidiary” means the wholly-owned subsidiary named Centene Center LLC, a Delaware limited liability company.

“Company” means Centene Corporation, and any successor thereto.

“Company Order” means a written order signed in the name of the Company by an Officer and delivered to the Trustee.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof, or such other address as to which the Trustee may give notice to the Company.

“Company Credit Facility” means the Credit Agreement, dated as of March 24, 2016, as amended and restated as of December 14, 2017, as further amended and restated as of May 7, 2019, as further amended and restated as of September 11, 2019, and as further amended and restated as of November 14, 2019, by and among Centene, the various financial institutions named therein, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time, whether or not with the same lenders or agent.

“Custodian” means, with respect to a series of Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as Custodian with respect to such series of Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes of any Series issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes of such Series, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

“Global Note” or “Global Notes” means the Notes in the form established pursuant to Section 2.02 hereof, evidencing all or part of the Notes issued to the Depositary or its nominee and registered in the name of such Depositary or nominee.

“Government Securities” means direct Obligations of, or Obligations guaranteed by (or certificates representing an ownership interest in such Obligations), the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)         to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)         entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of a supplemental indenture with respect to Notes of any applicable Series, and on the Notes of any such Series and its respective successors and assigns.

“Hedging Obligations” means, with respect to the Company or any of its Restricted Subsidiaries, the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to either (a) protect such Person against fluctuations in interest rates with respect to any floating rate Indebtedness that is permitted to be incurred under this Indenture or (b) transform fixed rate Indebtedness that is permitted to be incurred under this Indenture to a floating rate liability or other obligation.

“Holder” means a Person in whose name a Note is registered in the Note Register or the holder of a Bearer Note.

 “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)         in respect of borrowed money;

(2)        evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding letters of credit and surety bonds entered into in the ordinary course of business to the extent such letters of credit or surety bonds are not drawn upon;

(3)         in respect of banker’s acceptances;

(4)          representing Capital Lease Obligations;

(5)         representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or Trade Payable;

(6)          representing any Hedging Obligations; or

(7)       Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, to the extent any Indebtedness incurred in connection with the Centene Plaza Project, Centene Forsyth Project and the Centene Plaza Phase II Project appears as a liability on the balance sheet of the Company or one of its Restricted Subsidiaries and is non-recourse to the Company and its Restricted Subsidiaries, such Indebtedness will not constitute “Indebtedness” for all purposes under this Indenture.

The amount of any Indebtedness outstanding as of any date will be:

(a)         the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(b)      the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this instrument, as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the form and terms of particular Series of Notes established as contemplated hereunder.

“Legal Holiday” means, unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture for a particular Series, a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Notes” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, Secretary, Treasurer, any Executive Vice President or any Senior Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel which meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Redemption Date” when used with respect to any Note to be redeemed, shall mean the date specified for redemption of such Note in accordance with the terms of such Note and this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the terms of such Note and this Indenture.

“Registered Global Note” or “Registered Global Notes” means a Note or Notes, as the case may be, in the form established pursuant to Section 2.02 evidencing all or part of a Series of Notes, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Registered Note” means any Note in the form (to the extent applicable thereto) established pursuant to Section 2.02 hereof which is registered on the books of the Registrar.

“Regular Record Date” for the interest payable on any interest payment date means the applicable date specified as a “Record Date” on the face of the Note.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means:

(1)          all Indebtedness of the Company outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)        any other Indebtedness of the Company permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to Senior Debt of the Company; and

(3)         all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(a)         any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

(b)         any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

(c)         any Trade Payables; or

(d)         the portion of any Indebtedness that is incurred in violation of this Indenture.

This definition may be modified or superseded by a supplemental indenture.

“Series” or “Series of Notes” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Notes means a date fixed by the Trustee pursuant to Section 2.13 hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Notes” means Notes that by the terms established pursuant to Section 2.02(h) are subordinated in right of payment to Senior Debt of the Company.

“Subordination Provisions,” when used with respect to the Subordinated Notes of any Series, shall have the meaning established pursuant to Section 2.02(h) with respect to the Subordinated Notes of such Series.

“Subsidiary” means, with respect to any specified Person:

(1)       any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)         any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by a Guarantor of the Company’s obligations under a supplemental indenture with respect to Notes of any applicable Series, and on the Notes of any such Series, executed pursuant to any supplemental indenture hereto.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors, physicians, hospitals, health maintenance organizations or other health care providers created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of any Series shall mean the Trustee with respect to Notes of that Series.

“Unrestricted Subsidiary” means any Subsidiary of the Company defined as such in a definition contained in an amendment or supplemental indenture hereto, as applicable, pursuant to the applicable provisions of this Indenture.

Section 1.02        Other Definitions.

Term	Defined in Section
“Acceleration Notice”	6.02
“Covenant Defeasance”	8.03
“Defaulted Interest”	2.13
“defeasance trust”	8.04
“DTC”	2.04
“Event of Default”	6.01
“Legal Defeasance”	8.02
“losses”	7.07
“Note Register”	2.04
“Paying Agent”	2.04
“Registrar”	2.04

Section 1.03        Incorporation by Reference of Trust Indenture Act.

(a)         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b)         The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Subsidiary Guarantees, if any;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

(c)         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or SEC rule, as applicable.

Section 1.04        Rules of Construction.

(a)         Unless the context otherwise requires:

(1)          a term has the meaning assigned to it;

(2)          an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3)          “or” is not exclusive;

(4)          words in the singular include the plural, and in the plural include the singular;

(5)          all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this Indenture;

(6)         the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(7)          “including” means “including without limitation;”

(8)          provisions apply to successive events and transactions;

(9)         references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder.

(10)       “principal” of a security means the principal of the security plus the premium, if any, payable on the security which is due or overdue or is to become due at the relevant time; and

(11)       the principal amount of any preferred stock shall be (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock, whichever is greater.

ARTICLE 2

 THE NOTES

Section 2.01        Issuable in Series.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more Series. All Notes of a Series shall be substantially identical except as to denomination and except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Notes of a Series to be issued from time to time, the Board Resolution, Officers’ Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Notes may differ between Series in respect of any matters, provided that all Series of Notes shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.02        Establishment of Terms of Series of Notes.

At or prior to the issuance of any Notes within a Series, the following shall be established (as to the Series generally, in the case of Section 2.02(a) and either as to such Notes within the Series or as to the Series generally in the case of Sections 2.02(a) through 2.02(z)) by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate pursuant to authority granted under a Board Resolution, subject to Section 2.03:

(a)         the title and designation of the Notes of the Series, which shall distinguish the Notes of the Series from the Notes of all other Series, and which may be part of a Series of Notes previously issued;

(b)       any limit upon the aggregate principal amount of the Notes of the Series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes of the Series pursuant to Sections 2.07, 2.08, 2.11, 3.06 or 9.05 and except for Notes which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(c)          the date or dates on which the principal of the Notes of the Series shall be payable or the method of determination thereof;

(d)        the rate or rates (which may be fixed or variable) at which the Notes of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of the Company to extend the interest payment periods and the duration of the extensions and (in the case of Registered Notes) the date or dates on which a record shall be taken for the determination of Holders to whom interest is payable or the method by which such rate or rates or date or dates shall be determined;

(e)          the place or places where, and the manner in which, the principal of and any interest on the Notes of the Series shall be payable;

(f)          the right, if any, of the Company to redeem Notes, in whole or in part, at its option and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Notes of the Series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)         the obligation, if any, of the Company to redeem, purchase or repay the Notes of the Series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which or the date or dates on which, and any terms and conditions upon which the Notes of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h)        if the Notes of the Series shall be Subordinated Notes, the terms pursuant to which the Notes of the Series shall be made subordinate in right of payment to Senior Debt and the definition of the Senior Debt with respect to the Notes of the Series (in the absence of an express statement to the effect that the Notes of the Series are subordinate in right of payment to all the Senior Debt, the Notes of the Series shall not be subordinate to Senior Debt and shall not constitute Subordinated Notes); and, in the event that the Notes of the Series are Subordinated Notes, such Board Resolution, Officers’ Certificate or supplemental indenture, as the case may be, establishing the terms of the Notes of the Series shall expressly state which articles, sections or other provisions thereof constitute the “Subordination Provisions” with respect to the Notes of the Series;

(i)          if other than denominations of $1,000 and any integral multiple thereof in the case of Registered Notes, or $1,000 and $5,000 in the case of Bearer Notes, the denominations in which the Notes of the Series shall be issuable;

(j)        the percentage of the principal amount at which the Notes of the Series shall be issued, and, if other than the principal amount thereof, the portion of the principal amount of the Notes of the Series that shall be payable upon declaration of acceleration of the Stated Maturity thereof and the terms and conditions of any acceleration;

(k)       if other than the coin, currency or currencies in which the Notes of the Series are denominated, the coin, currency or currencies in which payment of the principal of or interest on the Notes of the Series shall be payable, including composite currencies or currency units;

(l)         if the principal of or interest on the Notes of the Series is to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Notes of the Series are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m)        if the amount of payments of principal of or interest on the Notes of the Series may be determined with reference to an index or formula (including an index or formula based on a coin, currency, composite currency or currency unit other than that in which the Notes of the Series are denominated), the manner in which such amounts shall be determined;

(n)        whether the Notes of the Series shall be issuable as Registered Notes (and if so, whether such Notes shall be issuable as Registered Global Notes) or Bearer Notes, with or without interest coupons appertaining thereto (and if, so whether such Notes will be issuable as Bearer Global Notes), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Bearer Notes or the payment of interest thereon and the terms upon which Bearer Notes of any Series may be exchanged for Registered Notes of such Series and vice versa, and the form of legend or legends which shall be borne by any Registered Global Notes in addition to or in lieu of those set forth in Section 2.14(c);

(o)        whether and under what circumstances the Company shall pay additional amounts on the Notes of the Series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company shall have the option to redeem the Notes of the Series rather than pay such additional amounts;

(p)        if the Notes of the Series shall be issuable in definitive form (whether upon original issue or upon exchange of a temporary Note of such Series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(q)         any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the Notes of the Series;

(r)        any deletion from, modification of or addition to the Events of Default, or covenants with respect to the Notes of such Series, including, if applicable, covenants affording Holders of debt protection with respect to the Company’s operations, financial conditions and transactions involving the Company;

(s)          change in or addition to the covenants with respect to the Notes of the Series set forth in Article 5;

(t)         if the Notes of the Series shall be convertible into or exchangeable for any other security or property of the Company, including securities of another Person held by the Company or its Affiliates and, if so, the terms thereof, including conversion or exchange prices or rate and adjustments thereto;

(u)         the price or prices at which the Notes of the Series shall be issued;

(v)         any provisions for remarketing;

(w)        the terms applicable to any Notes issued at a discount from their stated principal amount;

(x)         if applicable, that the Notes of the Series in whole or in part may be defeasible pursuant to Sections 8.02 or 8.03 or both;

(y)         the CUSIP, ISIN or other identification number, if any; and

(z)          any other terms of the Notes of the Series (which shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(11)).

All Notes of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Notes of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers’ Certificate.

The Notes of each Series shall be in substantially such form as shall be established by or pursuant to a Board Resolution, supplemental indenture hereto, or Officers’ Certificate pursuant to authority granted under a Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution thereof.

If any of the terms of the Series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Series.

Section 2.03        Execution and Authentication.

Two Officers shall sign the Notes for the Company by manual, facsimile or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated or at the date of the Note, the Note shall nevertheless be valid so long as such individual was an Officer at the time of execution of the Note.

A Note shall not be valid until authenticated by the manual, facsimile or electronic signature of the Trustee or an authenticating agent appointed by the Trustee. The signature of the Trustee on a Note shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee or any such authenticating agent shall at any time, and from time to time, authenticate Notes for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee or any such authenticating agent of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed electronically or in writing. Each Note shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate.

The aggregate principal amount of the Notes of any Series outstanding at any time shall not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.

Prior to the issuance of the Notes of any Series, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the form of the Notes of that Series or of Notes within that Series and the terms of the Notes of that Series or of Notes within that Series, (b) an Officers’ Certificate complying with Section 12.04, and (c) an Opinion of Counsel complying with Section 12.04.

Notwithstanding the provisions of Section 2.02 and of the preceding paragraph, if all Notes of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 2.02 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding paragraph at or prior to the authentication of each Note of such Series if such documents are delivered at or prior to the authentication upon original issuance of the first Note of such Series to be issued.

The Trustee may (at the expense of the Company) appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual, facsimile or electronic signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.,

As Trustee

By:
Name:
Title:

Date:

Each Note shall be dated the date of its authentication.

Notwithstanding the foregoing, if any Note shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12 hereof together with a written statement stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.04        Registrar and Paying Agent.

The Company shall maintain, with respect to each Series of Notes, an office or agency where Notes of such Series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes of such Series may be presented for payment (“Paying Agent”) in the Borough of Manhattan, the City of New York. The Registrar shall keep a register (the “Note Register”) of each Series of Registered Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar of Paying Agent, the Trustee shall act as such. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

The Company hereby appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes of each Series unless another Depositary is appointed prior to the time the Notes of that Series are first issued.

The Company hereby appoints the Trustee the initial Registrar and Paying Agent and Custodian for each Series unless another Registrar, Paying Agent or Custodian, as the case may be, is appointed prior to the time the Notes of that Series are first issued. The Company or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent acting hereunder.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent.

The Company may remove any Registrar or Paying Agent for any Series of Notes upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.05        Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Notes, or the Trustee, all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Series of Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes of such Series to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Restricted Subsidiary) shall have no further liability for such funds. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Notes all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(f) and (g) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06        Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each Series of Notes and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes of each Series and the Company shall otherwise comply with TIA §312(a).

Section 2.07        Registration; Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee the Note Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes of a Series and of transfers of Notes of such Series. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Note of a Series to the Registrar or any co-registrar for such Series, and satisfaction of the requirements for such transfer set forth in this Section 2.07, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Series, of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange (other than any exchange of a temporary Note for a permanent Note not involving any change in ownership or any exchange pursuant to Sections 2.12, 3.06 or 9.05 hereof, not involving any transfer).

At the option of the Holders of certificated Notes of a Series, certificated Notes of a Series may be exchanged for other certificated Notes of the same Series of any authorized denomination or denominations of like aggregate principal amount and tenor, upon surrender of the certificated Notes to be exchanged at such office or agency. Whenever any certificated Notes of a Series are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the certificated Notes of the same Series which the Holder making the exchange is entitled to receive.

All Notes of a Series issued upon any registration of transfer or exchange of Notes of the same Series shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes of the same Series surrendered upon such registration of transfer or exchange.

Every Note of a Series presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

The Company shall not be required (i) to issue, register the transfer of or exchange any Notes of any Series during a period beginning 15 Business Days before any selection of Notes of that Series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Notes of any Series or portions thereof so selected for redemption, in whole or in part, except the unredeemed portion of any Notes of that Series being redeemed in part.

Section 2.08        Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate a replacement Note of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay, or authorize the payment of (without surrender thereof except in the case of a mutilated Note), such Note.

Upon the issuance of any new Note under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and any agent of the Company or the Trustee) connected therewith.

Every replacement Note of any Series issued in accordance with this Section 2.08 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of that Series duly issued hereunder.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note.

Section 2.09        Outstanding Notes.

The Notes outstanding at any time shall be all the Notes authenticated and delivered by the Trustee under this Indenture, except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.08 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or a maturity date of Notes of a Series, funds sufficient to pay Notes payable on that date, and the Paying Agent is not prohibited from paying such money to the Holders of Notes such Series on that date pursuant to the terms of the Indenture, then on and after that date such Notes of such Series (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10        Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a Series have concurred in any direction, waiver or consent, Notes of such Series owned by the Company, or by any Affiliate of the Company, shall be disregarded and deemed not to be outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of such Series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.11        Temporary Notes.

Until certificates representing Notes of a Series are ready for delivery, the Company may prepare and, upon receipt of a Company Order in accordance with Section 2.03 hereof, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes in certificated form but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or definitive Notes in exchange for temporary Notes of the same Series, as applicable. After preparation of definitive Notes, the temporary Note will be exchangeable for definitive Notes upon surrender of the temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture as definitive Notes of the same Series.

Section 2.12        Cancellation.

The Company at any time may deliver Notes of any Series to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it.

Certification of the disposal of all cancelled Notes shall be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13        Payment of Interest; Defaulted Interest.

Except as otherwise provided as contemplated by Section 2.02 with respect to any Series of Notes, interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

If the Company defaults in a payment of interest on the Notes of any Series which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders of such Series on a subsequent Special Record Date, in each case at the rate provided in the Notes of such Series. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note of such Series and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders of the Notes of such Series a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid. Unless otherwise provided in the designation of Notes of a Series, the defaulted interest rate shall be the rate of interest borne by such Series at the time of such default.

Subject to the foregoing provisions of this Section 2.13 and Section 2.07 hereof, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.14        Registered Global Notes.

(a)         Terms of Notes. A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Notes of a Series shall be issued in whole or in part in the form of one or more Registered Global Notes and the Depositary or Depositaries for such Registered Global Note or Notes.

(b)         Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 and in addition thereto, any Registered Global Note shall be exchangeable pursuant to Section 2.07 for Notes registered in the names of Holders other than the Depositary for such Note or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Registered Global Note shall be so exchangeable. Any Registered Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Registered Global Note with like tenor and terms.

Except as provided in this Section 2.14(b), a Registered Global Note may not be transferred except as a whole by the Depositary with respect to such Registered Global Note to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c)        Legend. Unless otherwise specified as contemplated by Section 2.02 for the Notes evidenced thereby, each Registered Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

This Note is a Registered Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of the Depositary. This Note is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”

(d)        Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(e)         Payments. Notwithstanding the other provisions of this Indenture, except as otherwise specified as contemplated by Section 2.02 for the Notes of any Series, payment of the principal of and interest, if any, on any Registered Global Note shall be made to the Holder thereof.

(f)         Consents, Declaration and Directions. The Company, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Notes of such Series represented by a Registered Global Note as shall be specified in a written statement of the Depositary with respect to such Registered Global Note, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.15        CUSIP or ISIN Numbers.

The Company in issuing the Notes of any Series may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.16        Record Date.

 The record date for purposes of determining the identity of Holders of Notes of any one or more Series entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA §316(c).

Section 2.17        Persons Deemed Owners.

Prior to due presentment of a Note of any Series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Sections 2.06 and 2.12 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.18        Computation of Interest.

Except as otherwise specified pursuant to Section 2.02 for Notes of any Series, interest on the Notes of each Series will be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01        Notices to Trustee.

The Company may, with respect to any Series of Notes, reserve the right to redeem and pay the Series of Notes or may covenant to redeem and pay the Series of Notes or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Notes. Such redemption may be conditional upon the occurrence of events occurring after the delivery of a notice of redemption. If a Series of Notes is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Notes pursuant to the terms of such Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Notes to be redeemed. The Company shall give the notice at least 5 calendar days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

Section 3.02        Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, such Notes to be redeemed shall be selected in accordance with the operating procedures of the Depositary.  The Trustee shall not be responsible for any actions taken or not taken by the Depositary.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officers’ Certificate, if less than all of the Notes of a Series are to be redeemed, the Trustee shall select the Notes of the Series to be redeemed not more than 60 days before the redemption date therefor in any manner that the Trustee in its sole discretion deems fair and appropriate. The Trustee shall make the selection from Notes of the Series outstanding not previously called for redemption. Notes of the Series and portions of them it selects shall be in amounts of $2,000 or whole multiples of $1,000 or, with respect to Notes of any Series issuable in other denominations pursuant to Section 2.02(i), the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Notes of a Series called for redemption also apply to portions of Notes of that Series called for redemption.

Section 3.03        Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, at least 15 days but not more than 60 days prior to a Redemption Date, the Company shall send or cause to be sent, by electronic transmission (for Global Notes) or first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address appearing in the Note Register and if any Bearer Notes are outstanding, publish on one occasion a notice in an Authorized Newspaper, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance pursuant to Article 8 hereof or a satisfaction and discharge pursuant to Article 11 hereof or a redemption of the Notes subject to one or more conditions precedent.

The notice shall identify the Notes of the Series to be redeemed and shall state:

(a)          the Redemption Date;

(b)         the appropriate method for calculation of the redemption price, but need not include the Redemption Price itself; the actual Redemption Price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the Redemption Date.

(c)        if less than all outstanding Notes of the Series are to be redeemed, the identification of the particular Notes to be redeemed and the portion of the principal amount of any Note to be redeemed in part and that, after the Redemption Date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)         the name and address of the Paying Agent;

(e)         that Notes of the Series called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f)          that, unless the Company defaults in making such redemption payment, interest on Notes of the Series called for redemption ceases to accrue on and after the Redemption Date;

(g)         any other information as may be required by the terms of the particular Series or the Notes of a Series being redeemed;

(h)         if the redemption is to be conditional upon the satisfaction of certain events, a description of such events; and

(i)          the CUSIP, ISIN or other identification number, if any.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04        Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes of a Series called for redemption shall become irrevocably due and payable on the Redemption Date at the Redemption Price, unless the conditions specified in such notice have not been satisfied (or waived by the Company in its sole discretion). Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price therefor plus accrued interest to but excluding the Redemption Date.

Section 3.05        Deposit of Redemption Price.

On or prior to 11:00 a.m. Eastern time on the Business Day prior to any Redemption Date for the Notes of a Series, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Restricted Subsidiaries is the Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the Redemption Date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed. If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.07 hereof, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06        Notes Redeemed in Part.

Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 4.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes of the same Series, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE 4

COVENANTS

Section 4.01        Payment of Principal, Premium and Interest.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes of each Series on the dates and in the manner provided in the Indenture and such Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

Section 4.02        Maintenance of Office or Agency.

(a)        The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes of a Series may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes of a Series and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)        The Company may also from time to time designate one or more other offices or agencies where the Notes of a Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)        The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.04 hereof.

Section 4.03        Compliance Certificate.

(a)        The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, commencing with the fiscal year ended December 31, 2020, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year, has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)         The Company shall otherwise comply with TIA §314(a)(2).

(c)         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.04        Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.05        Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 2.02 for Notes of such Series, the Company may, with respect to the Notes of any Series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided herein or pursuant to Section 2.02(s) or Section 9.01(8) for the benefit of the Holders of such Series if before the time for such compliance the Holders of at least 50 percent in principal amount of the outstanding Notes of such Series shall, by an Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such wavier shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of such term, provision or condition shall remain in full force and effect.

ARTICLE 5

SUCCESSORS

Section 5.01        Merger, Consolidation or Sale of Assets

(a)          The Company may not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or sell, assign, transfer, convey, lease, divide or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

(1)          either:

(A)         the Company is the surviving Person or

(B)         the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance, division or other disposition has been made (the “Surviving Entity”) is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; or the District of Columbia; provided, however, that, in the case that the Surviving Entity is not a corporation, a corporation organized or existing under such laws is a co-obligor under the Notes and this Indenture;

(2)         the Surviving Entity expressly assumes, pursuant to agreements reasonably satisfactory to the Trustee all the Obligations of the Company under the Notes and this Indenture; and

(3)          immediately after giving effect to such transaction no Event of Default shall have occurred and be continuing;

(b)     For purposes of this covenant, the sale, assignment, transfer, lease, conveyance, division or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

Section 5.02        Successor Corporation Substituted.

The Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Guarantor, as applicable, under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under a Subsidiary Guarantee, if any, in the case of:

(a)         a sale, transfer, assignment, conveyance, division or other disposition (unless such sale, transfer, assignment, conveyance, division or other disposition is of all or substantially all of the assets of the Company, taken as a whole), or

(b)          a lease.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01        Events of Default.

An “Event of Default,” wherever used herein with respect to Notes of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers’ Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(a)         default for 30 consecutive days in the payment when due and payable of interest on the Notes of that Series;

(b)        default in the payment when due and payable of the principal of or premium, if any, on the Notes of that Series (upon maturity, redemption, required repurchase or otherwise);

(c)         a default in the deposit of any sinking fund payment, when and as due in respect of any Note of that Series;

(d)          failure by the Company or any of its Restricted Subsidiaries to comply with Section 5.01;

(e)          failure by the Company for 60 consecutive days after notice to the Company by the Trustee or the Holders of at least 25% in the aggregate principal amount of the Notes of that Series then outstanding to comply with any of its other covenants or agreements in this Indenture or the Notes of that Series (other than a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Notes other than that Series);

(f)          the Company:

(A)        commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(B)         consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(C)      consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or Custodian of it or for all or substantially all of its property;

(D)         makes a general assignment for the benefit of its creditors; or

(E)         admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; and

(g)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)         is for relief against the Company; or

(B)         appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or Custodian of the Company; or

(C)         orders the liquidation of the Company;

and such order or decree remains unstayed and in effect for 60 consecutive days.

(h)        any other Event of Default provided with respect to Notes of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.02(r).

Section 6.02        Acceleration.

If any Event of Default (other than those of the type described in Section 6.01(f) or (g)) occurs and is continuing, then, and in each and every such case, except for any series of Notes the principal of which shall have already become due and payable, the Trustee may, and the Trustee upon the request of Holders of 25% in aggregate principal amount of the outstanding Notes of each such affected Series shall, or the Holders of at least 25% in aggregate principal amount of outstanding Notes of each such affected Series (each such Series voting as a separate class) may, declare the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding Notes of such Series, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.

In the case of an Event of Default specified in Section 6.01(f) or (g) the principal, premium, if any, and accrued and unpaid interest, if any, of all of the outstanding Notes of each such affected Series shall become due and payable immediately without any further action or notice on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes of any Series except as provided in this Indenture.

Section 6.03        Other Remedies.

If an Event of Default occurs and is continuing with respect to Notes of any Series, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes of such Series or to enforce the performance of any provision of the Notes of such Series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of any affected Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

Section 6.04         Waiver of Defaults.

(a)         The Holders of at least a majority in aggregate principal amount then outstanding of the Notes of all Series affected thereby, voting as a single class, by notice to the Trustee may on behalf of the Holders of all of the Notes of such affected Series (i) waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (A) in the payment of the principal of, premium, if any, or interest, on the Notes of such Series and (B) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note of such Series affected by such modification or amendment and (ii) rescind any acceleration and its consequences with respect to the Notes of such Series.

(b)        Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05        Control by Majority.

Subject to Sections 7.01, 7.02(f) (including the Trustee’s receipt of the security or indemnification described therein) and 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes of any Series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series.

Section 6.06        Limitation on Suits.

No Holder of any Note of any Series shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

(a)        such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company with respect to the Notes of that Series;

(b)        Holders of at least 25% in aggregate principal amount of the Notes of that Series then outstanding have made written request and offered indemnity to the Trustee reasonably satisfactory to it to institute such proceeding as Trustee; and

(c)       the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes of that Series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note of any Series on or after the respective due dates for such payments set forth in such Note.

Section 6.07        Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08        Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09        Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes of any Series allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes of any Series), its assets or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Notes of any Series to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of each such affected Series, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders of Notes of any Series may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10        Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes of any Series for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such Series for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11        Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any Series.

ARTICLE 7

TRUSTEE

Section 7.01        Duties of Trustee.

(a)         If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)         Except during the continuance of an Event of Default:

(1)         the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision herein to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)         The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)          this paragraph does not limit the effect of paragraph (b) of this Section;

(2)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)        the Trustee shall not be liable with respect to any action it takes or omits to take with respect to Notes of any Series in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)         Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)       No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02        Rights of Trustee.

Subject to TIA §315:

(a)         The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)         Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)        The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)        Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(e)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(f)          The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(g)         The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(h)        The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)         the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(j)          in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)         the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(l)         the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(m)        None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Section 7.03        Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and 7.11 hereof.

Section 7.04        Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05        Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Notes of any Series and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of the Notes of such Series and, if any Bearer Notes are outstanding, publish on one occasion in an Authorized Newspaper, a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note of any Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of Notes of that Series.

Section 7.06        Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as any Notes of any Series remain outstanding, the Trustee shall mail to the Holders of Notes of each Series and, if any Bearer Notes are outstanding, to the holder(s) of Bearer Notes who have provided written request therefor and their mailing address to the Trustee, a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA §313(c).

A copy of each report at the time of its mailing to the Holders of any Series shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes of that Series are listed in accordance with TIA §313(d). The Company shall promptly notify the Trustee when the Notes of any Series are listed on any stock exchange and any delisting thereof.

Section 7.07        Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Company shall indemnify the Trustee, its directors, officers, employees or agents or any predecessor Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys’ fees and expenses (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses have been determined to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received written notice and for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

 The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes of that Series. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08        Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign with respect to the Notes of one or more Series in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to Notes of one or more Series if:

(a)          the Trustee fails to comply with Section 7.10 hereof;

(b)         the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)          a custodian or public officer takes charge of the Trustee or its property; or

(d)          the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee with respect to one or more Series for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes of the applicable Series may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Notes of any one or more Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of the applicable Series may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to the Notes of any one or more Series, after written request by any Holder of such Series who has been a Holder of such Series for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and enter into a supplemental indenture with the retiring Trustee and the Company in which it assumes the rights, powers and duties of the Trustee under this Indenture. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Notes for which it is acting as Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of each such Series and, if any Bearer Notes are outstanding, publish such notice on one occasion in an Authorized Newspaper. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes of any one or more Series, the Company, any retiring Trustee and each successor or separate Trustee with respect to the Notes of such Series shall execute and deliver a supplemental indenture hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes of such Series have been assumed by a successor Trustee and in the case where any retiring Trustee is retiring only with respect to some of the Notes of such Series that the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09        Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee with respect to the Notes of any one or more Series shall succeed to the trusts created by this Indenture any of the Notes of the applicable Series shall have been authenticated but not delivered, any such successor to such Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes of the applicable Series so authenticated; and in case at that time any of the Notes of such Series shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes of such Series or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10        Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11        Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01        Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Sections 8.02 or 8.03 hereof be applied to all outstanding Notes of any Series upon compliance with the conditions set forth in this Article 8. Any such election shall be evidenced by a Board Resolution set forth in an Officers’ Certificate.

Section 8.02        Legal Defeasance and Discharge of Notes of any Series.

Unless this Section 8.02 is otherwise specified pursuant to Section 2.02(x) to be inapplicable to Notes of any Series, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its Obligations with respect to all outstanding Notes of any Series on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor, if any, shall be released from all of its obligations under its Subsidiary Guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of the applicable Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) of this Section 8.02, and to have satisfied all its other Obligations under the Notes of such Series and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes of such Series to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes of such Series when such payments are due, (b) the Company’s Obligations with respect to Notes of such series under Article 2 and Sections 4.01 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantor’s, if any, Obligations in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 the option applicable to this Section 8.02 with respect to Notes of any one or more Series, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes of such Series may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03        Covenant Defeasance.

Unless this Section 8.03 is otherwise specified pursuant to Section 2.02(x) to be inapplicable to Notes of any Series, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its Obligations under the covenants contained in Sections 4.03, 4.04 and 5.01 hereof as well as any additional covenants contained in a supplemental indenture hereto for a particular Series of Notes or a Board Resolution or an Officers’ Certificate delivered pursuant to Section 2.02(w), with respect to the outstanding Notes of any Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor, if any, shall be released from all of its Obligations under its Subsidiary Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes of such Series shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above in this Section 8.03, the remainder of this Indenture and such Notes of such Series shall be unaffected thereby.

Section 8.04        Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes of any one or more Series.

The Legal Defeasance or Covenant Defeasance may be exercised only if:

(a)        the Company irrevocably deposits with the Trustee, in trust (the “defeasance trust”), for the benefit of the Holders of such Series of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (a copy of which shall be provided to the Trustee), to pay the principal, premium, if any, and interest on the outstanding Notes of such Series on the Stated Maturity or on the next Redemption Date, as the case may be, and the Company shall specify whether the Notes of such Series are being defeased to maturity or to such particular Redemption Date;

(b)         in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) subsequent to the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)         in the case of Covenant Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)        no Default or Event of Default has occurred and is continuing with respect to the Notes of such Series on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowing);

(e)         such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)         the Company shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Series of Notes over other creditors of the Company with the intent of defeating, hindering, delaying or defrauding such other creditors; and

(g)       the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05        Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes of any Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06        Repayment to the Company.

The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to the Company after request therefor, any excess money held with respect to the Notes of any Series at such time in excess of amounts required to pay any of the Company’s Obligations then owing with respect to the Notes of such Series.

Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note of any Series and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.07        Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Sections 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Sections 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note of such Series following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

Section 8.08        Effect of Subordination Provisions.

Unless otherwise expressly established pursuant to Section 2.02 with respect to the Subordinated Securities of any Series, the provisions of Article 10 hereof, insofar as they pertain to the Subordinated Notes of such series, and the Subordination Provisions established pursuant to Section 2.02(h) with respect to such Series, are hereby expressly made subject to the provisions for satisfaction and discharge and defeasance and covenant defeasance set for this Article 8 and, anything herein to the contrary notwithstanding, upon the effectiveness of such satisfaction and discharge and defeasance and covenant defeasance pursuant to this Article 8 with respect to the Notes of such Series, such Notes shall thereupon cease to be so subordinated and shall no longer be subject to the provisions of Article 10 or the Subordination Provisions established pursuant to Section 2.02(h) with respect to such series and, without limitation to the foregoing, all moneys, U.S. Government Obligations and other securities or property deposited with the Trustee (or other qualifying trustee) in trust in connection with such satisfaction and discharge, defeasance or covenant defeasance, as the case may be, and all proceeds therefrom may be applied to pay the principal of, premium, if any, on, and mandatory sinking fund payments, if any with respect to the Notes of such Series as and when the same shall become due and payable notwithstanding the provisions of Article 10 or such Subordination Provisions.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01        Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes of one or more Series without the consent of any Holder to:

(1)          to cure any ambiguity, omission, mistake, defect, error or inconsistency;

(2)          to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)        to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets or any other transaction that complies with this Indenture;

(4)         to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)         to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6)         to allow any Guarantor to execute a supplemental indenture and/or Subsidiary Guarantee with respect to the Notes of any one or more Series;

(7)         to provide for the issuance of and establish the form and terms and conditions of Notes of any Series as permitted by this Indenture;

(8)        to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall consider to be for the protection of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes of such Series to waive such an Event of Default;

(9)          to evidence and provide the acceptance of the appointment of a successor trustee under this Indenture with respect to the Notes of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(10)       to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the Holders of Notes of one or more Series as additional security for the payment and performance of the Company’s Obligations under this Indenture in property or assets;

(11)       to add to, change, or eliminate any of the provisions of this Indenture in respect of one or more Series of Notes, provided that any such addition, change, or elimination (i) will neither (A) apply to any Note of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Note with respect to such provision or (ii) will become effective only when there is no such Note outstanding;

(12)        to comply with the rules of any applicable Depositary;

(13)       to release any Guarantor from its Subsidiary Guarantee pursuant to the terms of this Indenture when permitted or required pursuant to the terms herein; or

(14)       to comply with Section 5.01.

Section 9.02        With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes of any Series with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of each Series affected thereby then outstanding (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes of any such Series), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes of any Series may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of each such Series then outstanding (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes of any such Series).Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes of any Series held by a non-consenting Holder):

(1)         reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)         reduce the principal of or change the Stated Maturity of any Note;

(3)         reduce the rate of or change the time for payment of interest on any Note;

(4)         waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes of any Series (except a rescission of acceleration of the Notes of such Series by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such Series and a waiver of the Payment Default that resulted from such acceleration);

(5)          make any Note of any Series payable in money other than that stated in the Notes of such Series;

(6)        in the case of Subordinated Notes of any Series, modify any of the Subordination Provisions or the definition of “Senior Debt” relating to such Series in a manner adverse to the holders of such Subordinated Notes;

(7)         make any change in the provisions (including applicable definitions) of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes of any Series to receive payments of principal of, or interest or premium, if any, on the Notes of such Series;

(8)         waive a redemption payment with respect to any Note of any Series; or

(9)         make any change in the preceding amendment and waiver provisions.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders of any Series of Notes on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders of Notes of any Series under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby and, if any Bearer Notes affected thereby are outstanding, publish on one occasion in an Authorized Newspaper, a notice briefly describing the amendment, supplement or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03        Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes of one or more Series shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04        Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05        Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note of any Series thereafter authenticated. The Company in exchange for all Notes of that Series may issue and, upon receipt of a Company Order in accordance with Section 2.03 hereof, the Trustee shall authenticate new Notes of that Series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06        Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until its Board of Directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

ARTICLE 10

 SUBORDINATION OF NOTES

Section 10.01      Agreement to Subordinate.

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Subordinated Notes of any Series by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on, and mandatory sinking fund payments, if any, in respect of each and all of the Subordinated Notes of such series shall be expressly subordinated, to the extent and in the manner provided in the Subordination Provisions established with respect to the Subordinated Notes of such Series pursuant to Section 2.02(h) hereof, in right of payment to the prior payment in full of all Senior Debt with respect to such Series.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01      Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect, as to all Notes of any Series issued hereunder, when:

(a)          either:

(1)        all Notes of any Series that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2)         all Notes of any Series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable or redeemable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes of such Series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)         no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than resulting from borrowing of funds to be applied to make such deposit) to which the Company is a party or by which the Company is bound;

(c)         the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(d)         the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such Series at maturity or the Redemption Date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 11.02      Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes of any Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of such Series of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 11.03      Repayment to the Company.

Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note of any Series and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in an Authorized Newspaper notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

ARTICLE 12

MISCELLANEOUS

Section 12.01      Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 12.02      Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company:

Centene Corporation 7700 Forsyth Boulevard
St. Louis, MO 63105
Attention: Chief Financial Officer

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Note Register and, if any Bearer Notes are outstanding, published in an Authorized Newspaper.

Any notice or communication shall also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of any Series or any defect in it shall not affect its sufficiency with respect to other Holders of that or any other Series.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the Holder receives it.

If the Company mails a notice or communication to Holders of any Series, it shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.03      Communication by Holders of Notes with Other Holders of Notes.

Holders of any Series may communicate pursuant to TIA §312(b) with other Holders of that Series or any other Series with respect to their rights under this Indenture or the Notes of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 12.04      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)       an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)        an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

(a)         a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)        a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)         a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

Section 12.06      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of one or more Series. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07      No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any Obligations of the Company or any Guarantors, if any, under the Notes, this Indenture, any supplemental indenture the Subsidiary Guarantees, if any, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 12.08      Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10      Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11      Severability.

In case any provision in this Indenture or in the Notes of any Series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12      Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14      Qualification of this Indenture.

 The Company shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including reasonable attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be provided with any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

Section 12.15      Waiver of Jury Trial.

EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.16      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed.

Company:

CENTENE CORPORATION

By:	/s/ Jeffrey A. Schwaneke
	Name:	Jeffrey A. Schwaneke
	Title:	Executive Vice President and Chief Financial Officer

Trustee:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Julie Hoffman Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

CROSS-REFERENCE TABLE

TIA Section Reference	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08, 7.10
311(a)	7.11
(b)	7.11
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.07
(c)	7.06, 12.02
(d)	7.06
314(a)	4.03, 12.02
314(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05, 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.11
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	6.09
318(a)	12.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.